UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2025

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Employment and Additional Compensation of Kimberly Hammer

As previously disclosed in Sunnova Energy International Inc.’s (the “Company”) Current Report on Form 8-K filed on February 18, 2025, on February 14, 2025, the Company and Ms. Kimberly Hammer, Senior Vice President, Chief Accounting Officer, confirmed the terms of Ms. Hammer’s separation of employment with a departure date of May 31, 2025, following Ms. Hammer’s expression of an intention to resign to pursue other opportunities.

On April 4, 2025, the Board of Directors of the Company (the “Board”) authorized the extension of Ms. Hammer’s employment with the Company through September 30, 2025. Subject to Ms. Hammer remaining employed with the Company through September 30, 2025 (such date, the “Separation Date”), Ms. Hammer’s employment will automatically terminate on the Separation Date and the Company will consider the termination a termination of employment without Cause under Section 3.3 of the Executive Severance Agreement entered into between Ms. Hammer and the Company, effective as of August 26, 2019 (the “Severance Agreement”), in accordance with and subject to the terms thereof. Provided, however, that any amounts payable pursuant to Section 3.3(a)(ii) and (iii) will be paid in a lump sum payment on the next pay period following Ms. Hammer’s satisfaction of the conditions precedent contained within the Severance Agreement. Except as noted above, the terms and conditions of the Severance Agreement are substantially similar to those described in the Form of Executive Severance Agreement incorporated by reference as Exhibit 10.19 to the Company’s Form 10-K filed on March 3, 2025.

Special Bonus Awards

On April 4, 2025, the Board approved the grant of a special bonus award (each, an “Award” and collectively, the “Awards”) for each of Messrs. Michael Grasso, Executive Vice President, Chief Revenue Office, and David Searle, Executive Vice President, General Counsel and Chief Compliance Officer and Ms. Robyn Liska, Interim Chief Financial Officer and interim principal financial officer. The individuals described above are collectively referred to as the “Officers.”

Special Bonus Awards

Name	Amount
Michael Grasso	$ 175,596
David Searle	$ 162,325
Robyn Liska	$ 400,000

The Award granted to Ms. Liska replaces the previously approved $200,000 discretionary success bonus, which was disclosed in the Company’s Current Report on Form 8-K filed on April 1, 2025 (the “Prior Bonus”). Ms. Liska is no longer eligible to receive the Prior Bonus.

The Awards are contingent upon the Officers’ continuous employment with the Company and maintaining good standing through December 31, 2025. Should an Officer resign or be terminated for cause prior to that date, such Officer will forfeit payment of the Award in its entirety if the Award has not yet been paid. If the Award has already been paid to the Officer and such Officer resigns or is terminated for cause before December 31, 2025, the Company will be entitled to deduct the amount of the Award from any amounts it owes to the Officer. Additionally, the Officer will be required to repay any remaining amount of the Award paid within ten (10) calendar days from the date of separation if such Officer owes more than the Company owes the Officer in such Officer’s final salary payment from the Company.

The terms and conditions of the Awards are memorialized in the form of Special Bonus Award attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 13, 2025. The Awards were paid on April 8, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: April 10, 2025	By:	/s/ David Searle
Name: David Searle
Title: Executive Vice President, General Counsel and Chief Compliance Officer